SHAREHOLDERS AGREEMENT AND OPTION

     THIS SHAREHOLDERS AGREEMENT AND OPTION is made as of the 22nd day of July, 1997, by and among VECTOR AEROMOTIVE CORPORATION, a Nevada corporation (the "Corporation"); TRADELINK
  INTERNATIONAL LIMITED, a corporation organized under the laws of The Bahamas ("Tradelink"); V'POWER CORPORATION, a corporation organized under the laws of The Bahamas ("V'Power").
  The foregoing named corporations shall sometimes hereinafter collectively be referred to as the "Shareholders" or individually referred to as "Shareholder".
     WHEREAS, the Corporation is a corporation organized under and by virtue of the laws of the State of Nevada, with authorized capitalization of 600,000,000 shares of Common
  Stock, $.01 par value (the "Common Stock"), and 5,000,000 shares of Preferred Stock, $.10 par value (the "Preferred
  Stock");
     WHEREAS, Tradelink and V'Power and their Affiliates each own or have an option or agreement to acquire the number of shares of Common Stock and Preferred Stock of the Corporation set opposite its name:

                    Common Stock        Preferred Stock
               Certificate Number       Certificate Number

  Names
  Tradelink                   60,000,000          None

  Tradelink Affiliates   None               None

  V'Power                37,333,333          None

  V'Power Affiliates          None                1      5686
                                             2      4241
     WHEREAS, 10,000,000 shares (and none others) of Common
  Stock owned by V-Power have been registered with the Securities and Exchange Commission;
     WHEREAS, V'Power holds and owns one or more options to
  purchase an aggregate of -0- shares of Common Stock (the
  "V'Power Options"), and otherwise has no agreement or right to acquire directly or indirectly (through an affiliate or otherwise) other shares of Common Stock or the right to vote other shares of Common Stock.
     WHEREAS, Tradelink holds and owns one or more options to purchase an aggregate of 60,000,000 shares of Common Stock
  (the "Tradelink Options") and otherwise has no agreement or right to acquire directly or indirectly (through an affiliate or otherwise) shares of Common Stock or the right to vote
  shares of Common Stock;
     WHEREAS, the Corporation is a publicly held company with
  a high concentration of shares of Common Stock held by
  Tradelink and V'Power, the sale of the Common Stock of
  Tradelink or V'Power in the public market could have a
 detrimental financial affect on the Corporation and its remaining shareholders, the Shareholders desire to establish an effective, consistent and uniform system of management for the
  Corporation for a definite period of time, and the Shareholders desire to define the relationship between the Shareholders for the best interests of the Corporation and the Shareholders; and
     WHEREAS, the Shareholders therefore desire to provide
  for certain restrictive covenants on the Common Stock owned by them and V'Power has agreed to provide Tradelink an option to purchase its shares of Common Stock.
                     W I T N E S S E T H:
     That for and in consideration of the sum of Ten and
  no/100 Dollars ($10.00) paid by each of the parties to the other receipt of which hereby is acknowledged, and the mutual covenants contained in this Agreement, the parties do hereby mutually agree as follows:
     1. Status of the Parties. This Agreement is an agreement among shareholders of the Corporation pursuant to Section 78.365.3, Nevada Business Corporation Act.
     2.   Preamble.  Each Shareholder represents and warrants
  that the statements in the Preamble relating to that Shareholder and to the Corporation are true and correct. The
  Preamble is incorporated into this Agreement by this reference.
     3.   Fulfillment of this Agreement.  The Shareholders
  shall vote their shares of the Common Stock of the Corporation and take all other actions necessary for the fulfillment
  of the terms and provisions of this Agreement.
     4.   Election of Directors.   For a period of ten (10)
  years after the date of this Agreement or, if Tradelink elects not to exercise the Tradelink Options to acquire
  60,000,000 shares of the Common Stock, for so long as any credit is outstanding under the Loan and Security Agreement dated the date hereof between Tradelink and Vector, the Shareholders shall vote their shares in each and every election of directors to elect persons designated by Tradelink up to a majority of the number of authorized directors of the Corporation. Until full exercise of the Tradelink Options, V'Power will vote its shares against any merger, consolidation, sale of substantially all Vector's assets, liquidation or similar change in Vector's corporate existence or business unless the action is recommended for approval by the Board of Directors of Vector. The agreements in this Paragraph 4 shall terminate if at any time Tradelink uses its discretion under that certain Loan and Security Agreement with Vector dated the date of this Agreement to refrain from funding any Advance
 (as defined in such Loan and Security Agreement). The agreements in this Paragraph 4 shall apply to voting of all shares of Common Stock, other than shares owned as set forth in this Agreement.
     5. Restrictions on the Right to Transfer Shares. No Shareholder shall have the right or power to sell, assign, transfer or otherwise dispose of any share or shares of the Common Stock, with or without consideration, except under the terms and conditions as set forth in this Paragraph 5.
          (a) The restrictions contained in this Paragraph 5 shall be absolute other than a bona fide pledge of Common
  Stock in a loan transaction.
          (b) The restrictions contained in this Paragraph 5 shall terminate as to 30,000,000 shares of Common Stock owned by Tradelink one year from the date the shares are acquired of this Agreement. The restrictions contained in this Paragraph 5 shall terminate as to all other shares of Common Stock owned by Tradelink four years from the date the shares are acquired of this Agreement.
          (c) The restrictions contained in this Paragraph 5 shall terminate as to all shares of Common Stock owned by V'Power the earlier of the expiration of the Tradelink Options unexerciesd or four years after the date of this Agreement. In addition, the restrictions contained in this Paragraph 5 shall not apply to any shares of common stock owned by V'Power that are sold, assigned or transferred to Tradelink or its assigns.
          (d) The restrictions in this Paragraph 5 shall not apply to any sale of Common Stock made in compliance with Rule 144A, 17 C.F.R. Section 230.144A, or pursuant to a
  Private Sale. For purposes of of this subparagraph, the term "Private Sale" shall be the sale of Common Stock to fewer than five purchasers in the aggregate all of whom are accredited investors as the term is defined  Rule 501, 17 C.F.R.
  Section 230.501, in a transaction relating to which there is no general solicitation or advertising.
          (e) The secretary of the Corporation shall in no event issue or reissue shares of Common Stock, nor transfer the ownership of shares of Common Stock on the register of the Corporation, except after proof of compliance with the terms and conditions of this Paragraph 5.
          (f) The limitations and provisions of this Paragraph 5 shall apply whether or not the person or persons to whom any proposed sale or other disposition of shares of the Common Stock is to be made are shareholders of the Corporation at the time of such proposed sale or other disposition.
          (g) All stock certificates for the Common Stock issued or to be issued to the Shareholders shall bear on the face of such certificates the following restrictive legend, in addition to any other legend required by law, for as long as such Common Stock shall be subject to the terms of this
  Agreement:
          The encumbrance, pledge, assignment, sale, transfer or disposition of all or a part of these shares is restricted, and certain aspects of the management of the Corporation are
            governed or restricted, by the terms of a Shareholders Agreement dated as of July 22,
            1997, which may be examined in the office of the Corporation. The Corporation will furnish without charge a copy of that Agreement to any shareholder upon request.

  Each Shareholder will submit each certificate for Common
  Stock owned by it to Vector for the placement of such legend on such certificate within ten (10) days after the date of this Agreement.

          (h) Any owner of the Common Stock, by acceptance of such share of the Common Stock automatically shall be bound and subject to all the terms and provisions of this Agreement. Any such owner of the Common Stock shall be deemed to be a Shareholder under the terms of this Agreement for all purposes, except such owner shall be entitled to notices and to the rights under this Agreement only if such owner joins in this Agreement and provides a proper address for notices.
          (i)  For purposes of this Paragraph 5, the term
  "owner" and the concept of ownership shall mean both beneficial owner and ownership and owner and ownership as recorded in the books of the Corporation.
     6.   Option to Purchase Shares Owned by V'Power.
     THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED
       AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR IF, IN THE OPINION OF COUNSEL
       TO THE SELLER, AN EXEMPTION FROM REGISTRATION
       THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH
       MUST BE ESTABLISHED TO THE SATISFACTION OF VECTOR.

          (a) The Market Option. Subject to the terms and conditions of this Paragraph 6, Tradelink and its assigns are hereby granted and shall have an option (this "Market Option"), at any time or from time to time commencing on the date that is six (6) months from the date that Tradelink purchases Common Stock by exercise of the Tradelink Options (the "Commencement Date") and at or before 5:00 P.M., Eastern Time, on the date that is the forth university of the
 Commencement Date (the "Option Exercise Period"), but not thereafter, to purchase any and all of the Option Shares (as defined below) for the Option Exercise Price (as defined below). The term "Option Shares" shall mean any and all shares of the Common Stock owned, directly or indirectly through any Affiliate, by V'Power at the time of any Option Notice (as defined below). At the request of Tradelink or its assigns, the Option Shares shall be the Common Stock owned, directly or indirectly through any Affiliate, by V'Power that has been registered with the Securities and Exchange Commission under the Securities Act of 1933 (the
  1933 Act"), which registration is current. The term "Option Exercise Price" shall mean seventy percent (70%) of the average of the per share market prices (as defined below) for the Common Stock on each of the last ten (10) trading days immediately preceding the last regular trading day immediately preceding an Option Notice multiplied by the number of Option Shares specified for purchase in the Option Notice. The term "market price" shall mean the average of the closing bid and ask price at the close of the applicable trading day. An Option Notice shall be irrevocable unless the Shareholders otherwise agree. If the rights represented hereby shall not be exercised during the Option Exercise Period, this Market Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.
          (b) Exercise of Market Option. During the Option Exercise Period, Tradelink or its assigns may exercise this Market Option upon written notice to V'Power specifying the number of Option Shares to be purchased and the Option
 Exercise Price (the "Option Notice). Tradelink or its assigns shall deliver to V'Power the full Option Exercise Price for the number of Option Shares specified for purchase in the Option Notice within thirty (30) days after the Option
 Notice; and, simultaneously with such payment of the Option
  Exercise Price for the Option Shares to be purchased, V'Power shall deliver to Vector stock certificate(s) for the minimum number of shares specified for purchase in the Option Notice, with a stock power or other stock transfer form completed and duly executed and instructions for registration in the name of Tradelink or its assigns of the Option Shares so specified for purchase in the Option Notice. In the event of the exercise of this Market Option in part only, Tradelink shall have the right at any time and from time to time to exercise this Market Option on one or more additional occasions until Tradelink shall have purchased the number of Option Shares purchasable under this Market Option as to which this Market Option has not been exercised. On exercise of this Market Option, unless (i) Vector receives an opinion from counsel satisfactory to it that such a legend is not required in order to assure compliance with the 1933 Act or any applicable state securities laws or (ii) the Option Shares are registered under the 1933 Act, each certificate for Option Shares issued upon exercise of this Market Option shall bear a legend reading substantially as follows:
          These securities have not been registered under the Securities Act of 1933, as amended, and may be offered and sold only if registered pursuant to the provisions of that Act or if, in the opinion of counsel to the seller, an exemption from registration thereunder is available, the availability of which must be established to the satisfaction of Vector.

  The foregoing legend may be removed with respect to any
  Option Shares sold upon registration or sold pursuant to an exemption from registration including the exemption for sales made in accordance with Rule 144, 17 C.F.R. Section 230.144, provided Vector receives an opinion from counsel satisfactory to it that such legend may be removed.
          (c)  Assignment.  Subject to the terms contained in
  this Market Option, this Market Option may be assigned by
  Tradelink in whole or in part by execution by Tradelink of the form of assignment attached to this Agreement.  In the event of any assignment, V'Power shall recognize an Option
  Notice from the assignee for the Option Shares designated in the assignment and instruct transfer of the Option Shares
  subject to such assignment as specified by the assignee.
          (d)  Share Dividends, Reclassification, Reorganization Provisions.
               (i)  If, prior to the expiration of this
  Market Option by full exercise or by its terms and during any period in which the market price for Option Shares is
 calculated and thereafter until transfer of Option Shares pursuant to an exercise of this Market Option, Vector shall issue any of its Common Shares as a share dividend or subdivide the
  number of outstanding Common Shares into a greater number of shares, or Vector shall reduce the number of outstanding
  Common Shares by combining such shares into a smaller number of shares, in any such case, the Option Shares, the Option
  Exercise Price, the Option Notice and the other aspects of this Market Option shall be adjusted proportionately.  If
  Vector shall declare a dividend payable in cash on its Common
  Shares and shall at substantially the same time offer to its shareholders a right to purchase new Common Shares from the proceeds of such dividend or for an amount substantially
  equal to the dividend, all Common Shares so issued shall, for the purpose of this Market Option, be deemed to have been
  issued as a share dividend.  Any dividend paid or distributed upon Common Shares in shares of any other class of securities convertible into Common Shares shall be treated as a dividend paid in Common Shares to the extent that Common Shares are issuable upon the conversion thereof.
               (ii) If, prior to the expiration of this
  Market Option by exercise or by its terms, Vector shall be recapitalized by reclassifying its outstanding Common Shares, or Vector or a successor corporation shall consolidate or
  merge with or convey all or substantially all of its or any successor corporation's property and assets to any other
  corporation or corporations (any such corporation being
  included within the meaning of the term "successor corporation"
 used above in the event of any consolidation or merger
  of any such corporations with, or the sale of all or
 substantially all of the property of any such corporation,
 to another corporation or corporations), Tradelink shall
 thereafter have the right to purchase, upon the basis and upon the terms and conditions and during the time specified in this
  Market Option, in lieu of the Option Shares theretofore
  purchasable upon the exercise of this Market Option, such
  shares, securities or assets as may be issued or payable with respect to, or in exchange for, the number of Option Shares theretofore purchasable upon the exercise of this Market
  Option had such recapitalization, consolidation, merger or conveyance not taken place and, in any such event, the rights of Tradelink to an adjustment in the number of Option Shares purchasable upon the exercise upon this Market Option as
  herein provided shall continue and be preserved in respect of any shares, securities or assets which Tradelink becomes
  entitled to purchase.
          (e)  Request to Transfer Agent.  On exercise of all
  or any portion of this Market Option, Vector shall, within ten days of the receipt of certificates representing the
  Option Shares and other items required by subparagraph (b), advise its Transfer Agent and Registrar of the required
  transfer of the number of Option Shares specified and the
  names in which such shares are to be registered pursuant to the exercise of this Market Option.  Vector shall also
 execute and deliver any and all such further documents as may be requested by the Transfer Agent and Registrar for the purpose of effecting the transfer of Option Shares upon payment
  therefor by Tradelink or any assignee.
          (f)  Transfer Taxes.  Tradelink or its assigns will
  pay all taxes in respect of the issue or transfer of this
  Market Option or the Option Shares issuable upon exercise of this Market Option.
          (g)  Governing Law.  This Market Option shall be
  governed by, and construed in accordance with, the laws of the State of Florida, which is intended to be different than the other aspects of this Agreement except to the extent the other terms and conditions of this Agreement are construed as part of this Market Option.
     7.   Term.  This Agreement shall be for a term of ten
  (10) years from the date of this Agreement and shall remain in full force and effect for such period.
     8.   Prohibition of Purchase of Additional Shares.  The
  Shareholders agree for the Option Exercise Period that no
  additional shares of the Common Stock except upon exercise of an option identified in this Agreement shall be purchased by the Shareholders or their affiliates without the consent of the other Shareholders.
     9.   Binding Effect.  This Agreement shall be binding
  upon and shall operate for the benefit of the Shareholders, the Corporation and their  successors and assigns.
     10   Remedies.
          (a)  In addition to any other remedy provided by
  law, any party to this Agreement shall be entitled to have specific performance of this Agreement ordered by a court of competent jurisdiction and, should any party be found to be in violation of this Agreement or to have refused to perform under this Agreement, all court costs, including a reasonable attorneys' fee (which shall include attorneys' fee for any appeal), shall be taxable against the party or parties found by the court to have violated this Agreement or to have
  refused to perform under this Agreement.
          (b)  In connection with any litigation in a trial
  or on appeal arising out of this Agreement, the prevailing party shall be entitled to recover attorneys fees and costs.
     11.  Severability.  The invalidity of one or more provisions of this Agreement or any part of this Agreement, all of
  which are inserted conditionally upon their being valid in law, shall not effect the validity of any other provisions of this Agreement.  In the event that any provisions contained in this Agreement are found to be unreasonable by any court of competent jurisdiction, then any such provisions that are found to be unreasonable shall be considered automatically reduced to the extent that, in the opinion of such court of competent jurisdiction, such provisions shall be reasonable.
  In the event that any provisions contained in this Agreement shall be invalid in their entirety, this instrument shall be construed as if such invalid provisions had not been inserted.
     12.  Waiver of Breach.  The waiver of any party to this
  Agreement of any provision of this Agreement shall not
 operate or be construed as a waiver of any other or subsequent breach.
     13.  Notices.  Any notice required or permitted to be
  given under this Agreement shall be given in writing and
  mailed by registered or certified mail, return receipt
 requested, or by established overnight service to the other parties to this Agreement at the addresses stated below.
     Name                          Address

  Tradelink              c/o William L. Thompson, Jr., Esquire
                    Thompson & Adams
                    One Independent Drive, Suite 3131
                    Jacksonville, FL 32202

  V'Power           Sandringham House
                    82 Shirley Street
                    Nassau, New Providence
                    The Bahamas

  With a copy to:   Harold S. Nathan, Esquire
                    Winthrop, Stimson, Putnam & Roberts
                    One Battery Park Plaza
                    New York, New York  10004-1490
                    Fax No. (212) 858-1500

  Changes in said addresses shall be made by notice pursuant to this Paragraph.
     14. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.
     15. Definition of Affiliate. The term "Affiliate" shall mean a person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another person and any officer, director, employee, agent, trustee with such other person or its affiliates as beneficiary of the trust, spouse, relative [first cousin or closer], including specifically without limitation, as the term relates to V'Power, Automobili Lamborghini, S.p.A. and Automobili Lamborghini U.S.A., Inc.
     IN WITNESS WHEREOF, the Shareholders have executed this Agreement as of the day and year first above written.

  VECTOR AEROMOTIVE CORPORATION

  By:    /s/ David Peter Rose
  Name: David Peter Rose
  Title: President

  TRADELINK INTERNATIONAL LIMITED

  By:     /s/ T. J. Enright
  Name:   T. J. Enright
  Title: President & General Manager

  V'POWER CORPORATION

  By:       /s/ Sudjaswin E. L.
  Name: Sudjaswin E. L.
  Title:President & Managing Director